Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of Corporación América Airports S.A. of our report dated October 5, 2017 relating to the financial statements of Inframerica Participações S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kieran John McManus

PricewaterhouseCoopers

Auditores Independentes

Brasília, Brazil

December 4, 2017